Exhibit 99.1

Hycroft Reports Q2 2026 Results With Strong Balance Sheet

WINNEMUCCA, NV, July 28, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) announces its second quarter results and the filing of its Quarterly Report on Form 10-Q.

Second Quarter 2026 Highlights

●	Maintained injury-free safety record with no lost-time incidents, 1.02 total recordable injury frequency rate (“TRIFR”) and more than 1.4 million work hours without a lost-time incident

●	Maintained strong balance sheet with $220.5 million in unrestricted cash and no debt, placing the Company in a strong financial position to support ongoing exploration, technical studies, and project advancement activities

●	Published updated S-K 1300 Technical Report Summary, which outlined robust project economics for a large-scale, long-life precious metals project in a Tier1 jurisdiction

●	Continued the 2025-2026 Exploration Drill Program focused on expanding the high-grade silver systems at Brimstone and Vortex

●	Added to the Russell 3000® Index effective June 29, 2026

●	Named a finalist in the Mining Magazine Awards for the 2026 Exploration Excellence Award, with CEO Diane Garrett also named a finalist for the Woman of the Year Award

Through the remainder of 2026, the Company plans to:

●	Continue operating safely and responsibly

●	Accelerate drilling of the two high-grade silver systems with the addition of two core drill rigs, bringing the total to four rigs

●	Evaluate a potential high-grade mining scenario, including the design of an exploration decline to support future underground mining operations, improve drilling efficiency, and reduce costs

●	Advance test work and evaluation of roasting, including a trade-off study against pressure oxidation (POX), to further optimize the economics of the development plan

Diane R. Garrett, Executive Chairman and Chief Executive Officer, commented: “The second quarter was a period of excellent progress as we continued to build on our strong foundation. We closed the period with $220.5 million in cash, and no debt. The updated S-K 1300 Technical Report Summary demonstrates the long-term potential of the Hycroft Mine. Looking ahead, we will continue to focus on advancing the high-grade systems at Brimstone and Vortex with the addition of two additional core rigs. Additionally, we will continue to advance the technical and economic trade-off studies that will sharpen the development plan. The most significant value opportunities at Hycroft are still ahead of us as we advance the project towards production.”

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The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2026, was filed with the SEC on July 28, 2026, and is available at www.sec.gov/edgar.

See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing the Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier1 mining jurisdiction. With a long history of heap leach operations, Hycroft is advancing to the next phase of operations for processing sulfide mineralization. In addition, Hycroft is engaged in a robust exploration drill program (2025-2026 exploration drill program) to expand and advance the two new high-grade silver systems Brimstone and Vortex. These discoveries represent a significant value driver for the Hycroft Mine.

Hycroft Contacts:

Investor Contact	Media Contact
Eric Colby Executive Vice President Corporate Development and Investor Relations +1 775-245-0564 info@hycroftmining.com	Jos Simson / Emily Moss +44 207 920 3150 hycroft@tavistock.co.uk

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including reducing the size of the workforce to reflect the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

These and other risks may cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2025, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

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